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                                                                     Exhibit 5.1


                                 May __, 1998


Board of Directors
Yuasa, Inc.
P.O. Box 14145
Reading, PA  19612-4145

Re:  Registration Statement on Form S-1
     SEC File No. 333-48881

Gentlemen:

     In connection with the proposed offering by Yuasa, Inc. (the "Company") of up to 4,392,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") covered by the Company's Registration Statement on Form S-1 (No. 333-48881 (the "Registration Statement"), we, as counsel to the Company, have reviewed:

     1.   The Articles of Incorporation of the Company;

     2.   The By-laws of the Company;

     3. The Resolutions of the Board of Directors of the Company adopted March 9, 1998 as certified by the Corporate Secretary of the Company;

     4. A Corporate Subsistence Certificate, dated _____________, 1998, issued by the Secretary of the Commonwealth of Pennsylvania with respect to the Company; and

     5.   The Registration Statement.

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     Based on our review of such documents, it is our opinion that:

     1. The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

     2. The 4,392,000 shares of Class A Common Stock covered by the Registration Statement have been duly authorized and, when issued and sold for cash pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "legal matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours

                                                    STEVENS & LEE

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